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VANGUARD(R) U.S. STOCK ETF SHARES

SUPPLEMENT TO THE PROSPECTUS DATED AUGUST 17, 2006

Effective immediately, the transaction fees for purchasing and redeeming Creation Units of the ETF shares of the Vanguard U.S. Stock Index Funds are changing. The new transaction fees are shown below and the old fees are in parentheses:

--------------------------------------------------------------------------------
                                                                           TOTAL
                                                                 TRANSACTION FEE
                                                              (FOR PURCHASES AND
                                                         REDEMPTIONS OUTSIDE THE
                                                                  CONTINUOUS NET
                                                        SETTLEMENT SYSTEM OF THE
                                                             NATIONAL SECURITIES
  VANGUARD ETF          STANDARD TRANSACTION FEE           CLEARING CORPORATION)
--------------------------------------------------------------------------------
  Vanguard Total Stock Market ETF   $500 ($5,500)              $10,821 ($11,000)
--------------------------------------------------------------------------------
  Vanguard Extended Market ETF      $500 ($5,500)               $9,787 ($11,000)
--------------------------------------------------------------------------------
  Vanguard Large-Cap ETF            $500 ($1,000)                $2,568 ($3,813)
--------------------------------------------------------------------------------
  Vanguard Mid-Cap ETF              $500 ($1,000)                $1,746 ($2,688)
--------------------------------------------------------------------------------
  Vanguard Small-Cap ETF            $500 ($1,000)                $5,269 ($5,769)
--------------------------------------------------------------------------------
  Vanguard Value ETF                $500 ($1,000)                $1,636 ($2,406)
--------------------------------------------------------------------------------
  Vanguard Small-Cap Value ETF      $500 ($1,000)                $3,190 ($3,250)
--------------------------------------------------------------------------------
  Vanguard Growth ETF               $500 ($1,000)                $1,661 ($2,500)
--------------------------------------------------------------------------------
  Vanguard Small-Cap Growth ETF     $500 ($1,000)                $3,085 ($3,250)
--------------------------------------------------------------------------------

The approximate values of Creation Units of each ETF as of the funds' December 31, 2005, fiscal year end are shown below. Assuming an investment equal to the value of the Creation Unit, payment of the standard $500 transaction fee applicable to both the purchase and redemption of the Creation Unit, a 5% return each year, and no change in operating expenses, the total costs of holding a Creation Unit of each ETF are shown below.

                                                                   (over please)

---------------------------------------------------------------------------------------------------------------
         VANGUARD ETF            APPROXIMATE VALUE OF      TOTAL COST OF HOLDING A      TOTAL COST OF HOLDING A
                                        CREATION UNIT         CREATION UNIT IF THE         CREATION UNIT IF THE
                                                                CREATION UNIT WERE           CREATION UNIT WERE
                                                           REDEEMED AFTER ONE YEAR   REDEEMED AFTER THREE YEARS
---------------------------------------------------------------------------------------------------------------
  Vanguard Total Stock  Market ETF     $6.16 million              $5,418 ($15,416)            $14,919 ($24,912)
---------------------------------------------------------------------------------------------------------------
  Vanguard Extended Market  ETF        $9.04 million              $8,410 ($18,405)            $24,341 ($34,327)
---------------------------------------------------------------------------------------------------------------
  Vanguard Large-Cap ETF               $5.54 million               $4,974 ($5,973)            $13,518 ($14,515)
---------------------------------------------------------------------------------------------------------------
  Vanguard Mid-Cap ETF                 $6.46 million              $9,602 ($10,603)            $28,085 ($29,085)
---------------------------------------------------------------------------------------------------------------
  Vanguard Small-Cap ETF               $5.96 million               $7,106 ($8,104)            $20,230 ($21,223)
---------------------------------------------------------------------------------------------------------------
  Vanguard Value ETF                   $5.71 million               $7,435 ($8,438)            $21,263 ($22,275)
---------------------------------------------------------------------------------------------------------------
  Vanguard Small-Cap Value ETF         $6.07 million               $8,462 ($9,468)            $24,495 ($25,515)
---------------------------------------------------------------------------------------------------------------
  Vanguard Growth ETF                  $5.35 million               $7,029 ($8,030)            $19,986 ($20,988)
---------------------------------------------------------------------------------------------------------------
  Vanguard Small-Cap Growth  ETF       $5.85 million               $8,191 ($9,187)            $23,644 ($24,629)
---------------------------------------------------------------------------------------------------------------


In the section entitled PURCHASING VANGUARD ETF SHARES FROM AN ISSUING FUND, the paragraph entitled Transaction Fee on Purchase of Creation Units is restated as follows:

The Funds impose a transaction fee in the amount of $500 on each purchase of Creation Units effected through the NSCC's enhanced clearing process, regardless of the number of units purchased. Thus, for example, whether an investor purchases one, two, or ten Creation Units of Total Stock Market ETF, the transaction fee would be $500. For an investor purchasing Creation Units through the manual DTC clearing process, the maximum transaction fee would range from $1,636 (for Vanguard Value ETF) to $10,821 (for Vanguard Total Stock Market
ETF). Investors permitted to tender a nonconforming creation basket would be subject to an additional charge approximately equal to the cost to the Fund. The transaction fee is paid to the Fund, not to Vanguard or a third party. The fee protects existing shareholders of the Fund from the costs associated with issuing Creation Units.



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(C)2006 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.                        PS961 092006

VANGUARD/(R)/ INDEX FUNDS


SUPPLEMENT TO THE STATEMENT OF ADDITIONAL INFORMATION DATED AUGUST 17, 2006

The beginning of the paragraph entitled TRANSACTION FEES ON PURCHASES OF CREATION UNITS is restated as follows:

Each of the ETF Funds imposes a transaction fee (payable to the Fund) to compensate the Fund for the transfer and other transaction costs associated with the issuance of Creation Units. For purchases effected through the Clearing Process, the transaction fee is $500 for all U.S. Stock Index ETF Shares, regardless of how many Creation Units are purchased. An additional charge may be imposed for purchases effected outside the Clearing Process. The maximum transaction fees for purchases and redemptions of the U.S. Stock Index ETF Shares are as follows:


                Vanguard Total Stock Market ETF         $10,821
                Vanguard Extended Market ETF              9,787
                Vanguard Large-Cap ETF                    2,568
                Vanguard Mid-Cap ETF                      1,746
                Vanguard Small-Cap ETF                    5,269
                Vanguard Value ETF                        1,636
                Vanguard Mid-Cap Value ETF                1,212
                Vanguard Small-Cap Value ETF              3,190
                Vanguard Growth ETF                       1,661
                Vanguard Mid-Cap Growth ETF               1,154
                Vanguard Small-Cap Growth ETF             3,085

The first paragraph of the section entitled TRANSACTION FEES ON REDEMPTIONS OF CREATION UNITS is restated as follows:

Each of the ETF Funds imposes a transaction fee (payable to the Fund) to compensate the Fund for the transfer and other transaction costs associated with the redemption of Creation Units. For redemptions effected through the Clearing Process, the transaction fee is $500 for all U.S. Stock Index ETF Shares, regardless of how many Creation Units are redeemed. An additional charge may be imposed for redemptions effected outside the Clearing Process. The maximum transaction fee for redemptions is shown in the table above.











(C)2006 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.





                                                                    SAI40 092006










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